Exhibit 8.1

SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Place of Incorporation
1. 7 Days Inn Group (HK) Limited	Hong Kong
2. 7 Days Inn (HK) Investment Co., Limited	Hong Kong
3. 7 Days Inn (Shenzhen) Co., Ltd.	PRC
4. Guangzhou Seven Software Development Co., Ltd.	PRC
5. Guangzhou Sairu Software Development Co., Ltd.	PRC
6. Guangzhou 7 Days Hotel Management Co., Ltd.	PRC
7. Guangzhou 7 Days Inn Co., Ltd.	PRC
8. Chengdu 7 Days Hotel Management Co., Ltd.	PRC
9. Fuzhou Gulou District 7 Days Hotel Management Co., Ltd.	PRC
10. Guiyang 7 Days Hotel Management Co., Ltd.	PRC
11. Wuhan 7 Days Hotel Management Co., Ltd.	PRC
12. Xi’an 7 Days Hotel Management Co., Ltd.	PRC
13. Tianjin 7 Days Hotel Management Co., Ltd.	PRC
14. Jinan 7 Days Hotel Management Co., Ltd.	PRC
15. Guiyang Nanming 7 Days Hotel Management Co., Ltd.	PRC
16. Foshan 7 Days Inn Co., Ltd.	PRC
17. Shenyang 7 Days Hotel Management Co., Ltd.	PRC
18. Kunming 7 Days Hotel Management Co., Ltd.	PRC
19. Nanjing 7 Days Speedy Hotel Management Co., Ltd.	PRC
20. Hefei 7 Days Hotel Management Co., Ltd.	PRC
21. Nanjing 7 Days Sabo Hotel Management Co., Ltd.	PRC
22. Shanghai 7 Days Investment Management Co., Ltd.	PRC
23. Nanchang 7 Days Hotel Management Co., Ltd.	PRC
24. 7 Days Speedy Hotel Management (Beijing) Co., Ltd.	PRC
25. Shanghai 7 Days Hotel Management Co., Ltd.	PRC
26. Beijing 7 Days Four Seasons Hotel Management Co., Ltd.	PRC
27. Beijing 7 Days Impression Hotel Management Co., Ltd.	PRC
28. Beijing 7 Days Sunshine Hotel Management Co., Ltd.	PRC
29. Shanghai Qijia Hotel Management Co., Ltd.	PRC
30. Shenzhen 7 Days Baoda Hotel Management Co., Ltd.	PRC